UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015 (December 15, 2015)

NASDAQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

(1)	On December 15, 2015, Adena T. Friedman was appointed to the position of President and Chief Operating Officer of Nasdaq, Inc. (“Nasdaq”), effective immediately.

(2)	Ms. Friedman, age 46, has been President at Nasdaq since June 2014. She previously served as Chief Financial Officer and Managing Director at The Carlyle Group. Prior to joining Carlyle in March 2011, Ms. Friedman served in several positions at Nasdaq over a tenure of 17 years, including Executive Vice President, Corporate Strategy and Chief Financial Officer.

(3)	On December 15, 2015, Nasdaq’s board of directors and management compensation committee approved changes to Ms. Friedman’s compensation package consistent with her existing employment contract. Effective immediately, Ms. Friedman will receive an annual base salary of $850,000. In 2016, Ms. Friedman will be eligible for a cash incentive award with a target value of $1,500,000 and an equity grant valued at $4,000,000.

A copy of the press release announcing the appointment of Ms. Friedman as President and Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated December 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015	NASDAQ, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel